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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        In furtherance of the announcement by UnitedGlobalCom, Inc. (the "Company") on December 3, 2002, that its majority-owned subsidiary United Pan-Europe Communications N.V. ("UPC"), together with New UPC, Inc., a newly formed Delaware corporation, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, a pre-negotiated plan of reorganization and a related disclosure statement with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") (Case No. 02-16020) and that UPC filed a proposed plan of compulsory composition, or akkoord, with the Amsterdam Court under the Dutch Bankruptcy Code, a copy of the proposed disclosure statement (including the proposed plan of reorganization and proposed akkoord,) filed with the U.S. Bankruptcy Court is attached hereto as Exhibit 99.4 and is incorporated in its entirety herein by reference. This Report on form 8-K/A amends the Report on form 8-K filed by the Company earlier today.

        Note regarding forward looking statements.    This Report on form 8-K/A and the document incorporated herein and included as an exhibit contains forward looking statements, including the timing and outcome of UPC's U.S. and Dutch bankruptcy proceedings, as well as other non-historical information. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, among other things, the outcome of the court proceedings.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

  99.4
  Proposed form of disclosure statement filed by UPC and New UPC, Inc., together with Annex A (proposed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code) and Annex B (proposed akkoord) incorporated by reference from the Current Report on Form 8-K/A of UPC (File No. 060-25365), dated December 3, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: December 3, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE